Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 15, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Threshold Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers

San Jose, California
May 21, 2007